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                                                                   EXHIBIT 99.12

                                                                  EXECUTION COPY


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                            INVESTOR RIGHTS AGREEMENT


                                  BY AND AMONG


                              H&E HOLDINGS L.L.C.,

                            BRSEC CO-INVESTMENT, LLC,

                         BRSEC CO-INVESTMENT II, LLC AND

                     CREDIT SUISSE FIRST BOSTON CORPORATION


                                  JUNE 17, 2002


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          This INVESTOR RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of June 17, 2002 by and among H&E Holdings L.L.C., a Delaware limited liability company (the "COMPANY"), BRSEC Co-Investment, LLC ("BRSEC"), BRSEC Co-Investment II, LLC ("BRSEC-II") and Credit Suisse First Boston Corporation (the "INVESTOR").

                                    RECITALS

          WHEREAS, on June 17, 2002, the Investor purchased units offered by H&E Equipment Services L.L.C. ("H&E EQUIPMENT SERVICES"), H&E Finance Corp. ("H&E FINANCE") and the Company consisting of (a) 12 1/2% Senior Subordinated Notes due 2013 issued jointly by H&E Equipment Services and H&E Finance and (b) limited liability company interests issued by the Company.

          WHEREAS, as a result of such purchase of units by the Investor, as of the date hereof the Investor owns a number of the Company's Class A Common Units, Class B Common Units, Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and Series D Preferred Units, which represent in the aggregate 5% of the total outstanding LLC Interests (as defined below) of the Company.

          WHEREAS, as of the date hereof, BRSEC owns a number of the Company's Class A Common Units, Series A Preferred Units, Series B Preferred Units and Series C Preferred Units; and (ii) BRSEC-II owns a number of the Company's Class A Common Units, Series B Preferred Units, Series C Preferred Units and Series D Preferred Units.

          WHEREAS, as of the dated hereof, (i) John M. Engquist ("ENGQUIST"), Kristan Engquist Dunne ("DUNNE"), Wheeler Investments, Inc. ("WHEELER INVESTMENTS"), Don Wheeler ("WHEELER"), Southern Nevada Capital Corporation ("SNCC"), Bagley Family Investments, L.L.C. ("BAGLEY INVESTMENTS"), Kenneth Sharp, Jr. ("SHARP"), Siegfried Wallin ("WALLIN"), The Conner Family Trust ("CONNER TRUST"), The McClain Family Revocable Trust ("MCCLAIN TRUST"), C/J Land & Livestock L.P. ("GERALD WILLIAMS INVESTMENTS"), John and Ellen Williams Limited Partnership ("JOHN WILLIAMS INVESTMENTS") and Robert G. Williams Limited Partnership ("ROBERT WILLIAMS INVESTMENTS") each own a number of the Company's Class B Common Units; and (ii) some of Engquist, Dunne, Wheeler Investments, Wheeler, SNCC, Bagley Investments, Sharp, Wallin, Conner Trust, McClain Trust, Gerald Williams Investments, John Williams Investments and Robert Williams Investments own some of the Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and Series D Preferred Units of the Company.

          WHEREAS, Schedule 1 to this Agreement sets forth a complete list of all equity securities of the Company that will be outstanding at the close of business on the date hereof (including all securities exerciseable for or convertible into any such equity securities) and the name of the owners thereof.

          WHEREAS, on June 17, 2002, the Company, BRSEC and BRSEC-II, entered into a Securityholders Agreement ("SECURITYHOLDERS AGREEMENT"), with Engquist, Dunne, Wheeler Investments, Wheeler, SNCC, Bagley Investments, Sharp, Wallin, Conner Trust, McClain Trust, Gerald Williams Investments, John Williams Investments and Robert Williams Investments, pursuant to which the parties therein established, among other things, the manner

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and terms by which the Management Interests and Other Interests (as defined below) may be transferred.

          WHEREAS, the Company, BRSEC, BRSEC-II and the Investor desire to enter into this Agreement for the purposes, among others, of limiting the manner and terms by which the LLC Interests (as defined below) may be transferred, and otherwise agreeing as to certain matters relating to the Company's equity securities.

                                    AGREEMENT

          NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

          "AFFILIATE" means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to any Person who is an individual, "Affiliates" shall also include, without limitation, any member of such individual's Family Group.

          "BOARD" means the Company's board of directors.

          "BRS INVESTOR" means any of BRSEC, BRSEC-II or any of their respective Permitted Transferees.

          "BRS MAJORITY HOLDERS" means, at any time, the holders of a majority of the number of the BRS Units that are Common Units.

          "BRS UNITS" means all LLC Interests owned by any BRS Investor.

          "CLASS A COMMON UNITS" means the Company's Class A Common Units (as such term is defined in the LLC Agreement).

          "CLASS A DIRECTOR" shall have the meaning assigned to such term in the LLC Agreement.

          "CLASS B COMMON UNITS" means the Company's Class B Common Units (as such term is defined in the LLC Agreement).

          "CLASS B DIRECTOR" shall have the meaning assigned to such term in the LLC Agreement.

          "COMMISSION" means the Securities and Exchange Commission.

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          "COMMON UNITS" means collectively the Class A Common Units, the Class
B Common Units and any other equity securities of the Company (or its successors) that are not limited to a fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in dividends or other distributions or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the issuer of such securities, including any common equity securities of any successor entity of the Company issued pursuant to a transaction of the type described in Section
10.17 of the LLC Agreement.

          "EXEMPT TRANSFER" has the meaning specified in Section 2(a)(iv).

          "FAMILY GROUP" means, with respect to any Person who is an individual,
(i) such Person's spouse, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, "RELATIVES"), (ii) the trustee, fiduciary or personal representative of such Person and any trust solely for the benefit of such Person and/or such Person's relatives or (iii) any limited partnership, limited liability company or trust the governing instruments of which provide that such Person shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of partnership interests, membership interests or any other equity interests are, and will remain, limited to such Person and such Person's relatives.

          "INDEPENDENT THIRD PARTY" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the number of Common Units on a fully diluted basis (a "5% OWNER"), who is not an Affiliate of any such 5% Owner and who is not a member of the Family Group of any such 5% Owner or a trust for the benefit of any such 5% Owner and/or such other Persons.

          "INVESTOR UNITS" means all LLC Interests owned from time to time by the Investor or any Permitted Transferee of the Investor.

          "LLC AGREEMENT" means the Limited Liability Company Agreement of the Company, dated June 17, 2002, as amended from time to time.

          "LLC INTERESTS" means (i) all Common Units, (ii) all Preferred Units and (iii) all equity securities issued directly or indirectly with respect to any Common Units referred to in clause (i) above or with respect to any Preferred Units referred to in clause (ii) above, in each case, by way of a unit or stock dividend or other distribution, or unit or stock split, or in connection with a combination of units or shares, recapitalization, merger, consolidation or other reorganization, including pursuant to Section 10.17 of the LLC Agreement. As to any particular units or shares constituting LLC Interests, such units or shares will cease to be LLC Interests when they have been Transferred in a Public Sale.

          "LLC INTERESTS HOLDERS" means collectively the BRS Investors and the Investor.

          "MANAGEMENT INTERESTS" means the LLC Interests owned by the Management Investors.

          "MANAGEMENT INVESTOR" means any of Engquist, Dunne, SNCC, Bagley Investments, Sharp, McClain Trust, or any of their respective Permitted Transferees.

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          "NOTES" means the 13 1/2% Senior Subordinated Notes due 2013 of H&E
Equipment Services L.L.C. and H&E Finance Corp.

          "OTHER INTERESTS" means the LLC Interests owned by the Other
Investors.

          "OTHER INVESTOR" means any of Wheeler Investments, Wheeler, Wallin, Conner Trust, Gerald Williams Investments, John Williams Investments, Robert Williams Investments or any of their respective Permitted Transferees.

          "PERMITTED TRANSFEREE" means (i) with respect to any BRS Investor, any Person who acquires LLC Interests from such BRS Investor in an Exempt Transfer in accordance with Section 2(a)(iv) hereof, and (ii) with respect to the Investor, any Person who acquires LLC Interests from the Investor or from any of its Permitted Transferees; PROVIDED, that the provisions of this Agreement shall no longer apply to any LLC Interests that are sold in a Public Sale.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

          "PREFERRED UNITS" means any of the Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Series D Preferred Units or any other preferred equity securities authorized by the Company (or its successors) which are not Common Units.

          "PUBLIC OFFERING" means an underwritten public offering and sale of equity securities of the Company pursuant to an effective registration statement under the Securities Act; PROVIDED, that a Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4 or any similar form, or an employee benefit plan pursuant to a registration statement on Form S-8 or any similar form; PROVIDED further that an offering shall not be deemed a Public Offering unless the Company's equity securities are at the time listed for trading on a national securities exchange or are authorized for trading on the Nasdaq National Market System.

          "PUBLIC SALE" means any sale of LLC Interests to the public pursuant to an offering registered under the Securities Act or, after the consummation of an initial Public Offering, to the public pursuant to the provisions of Rule 144 (or any similar rule or rules then in effect) under the Securities Act.

          "QUALIFYING PUBLIC OFFERING" means any Public Offering that results in at least $50.0 million of equity securities of the Company having been sold to the public pursuant to one or more registration statements (other than on Form S-4 or Form S-8 or any similar form); PROVIDED that the Company's equity securities are at the time listed for trading on a national securities exchange or is authorized for trading on the Nasdaq National Market System at such time.

          "RELATED PARTY" has the meaning specified in Section 2(a)(v).

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          "REGISTRABLE SECURITIES" means the LLC Interests held by the Investor or any of its Permitted Transferees and any successor securities but only until such time as such securities (i) have been effectively registered under the Act and disposed of in accordance with the Registration Statement covering it or
(ii) have been sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Act and the Legend referred to in Section 7(a) has been removed from the certificate representing such security.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SERIES A PREFERRED UNITS" means the Company's Series A Preferred Units (as such term is defined in the LLC Agreement).

          "SERIES B PREFERRED UNITS" means the Company's Series B Preferred Units (as such term is defined in the LLC Agreement).

          "SERIES C PREFERRED UNITS" means the Company's Series C Preferred Units (as such term is defined in the LLC Agreement).

          "SERIES D PREFERRED UNITS" means the Company's Series D Preferred Units (as such term is defined in the LLC Agreement).

          "TCW" means collectively, TCW Leveraged Income Trust IV, L.P., TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III and TCW/Crescent Mezzanine Partners III Netherlands, L.P. and their respective Affiliates.

          "TRANSFER" means any direct or indirect sale, transfer, conveyance, assignment, pledge, hypothecation, gift, delivery or other disposition or encumbrance.

     SECTION 2. RESTRICTIONS ON TRANSFER OF LLC INTERESTS.

          (a)   TAG-ALONG RIGHTS.

                (i) With respect to any proposed Transfer of any equity securities of the Company of any class or series by any BRS Investor (the "BRS TRANSFERRING INVESTOR") to a person (such other person being hereafter referred to as the "PROPOSED PURCHASER"), other than pursuant to an Exempt Transfer (as defined below), the Investor and each of its Permitted Transferees (collectively, the "TAG-ALONG INVESTORS") shall each have the right (the "TAG-ALONG RIGHT") to require the proposed purchaser to purchase from it up to the number of units or shares, as applicable, of the class or series of such type of equity securities being transferred by the BRS Transferring Investor that are at the time owned by each such Tag-Along Investor equalling the sum of (A) the number derived by multiplying the total number of units or shares, as applicable, the BRS Transferring Investor proposes to Transfer by a fraction, the numerator of which is the total number of units or shares, as applicable, of the class or series of such type of equity securities being transferred that are at that time owned by such Tag-Along Investor, and the denominator of which is the total number of units or shares, as applicable, of the class or series of such type of equity securities being transferred that are at that time owned by the BRS Investors and all Tag-Along Investors as a group and (b) any additional units or

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     shares, as applicable, of the class or series of such type of equity securities being offered such Tag-Along Investor shall be entitled to have purchased pursuant to the next paragraph if any other Tag-Along Investor elects not to exercise its rights hereunder. Any units or shares, as applicable, purchased from Tag-Along Investors pursuant to this Section 2(a) shall be paid for at the same price per unit or share, as applicable, and upon the same terms and conditions as such proposed Transfer by the BRS Transferring Investor (or its Related Parties, as the case may be), it being agreed however, that such terms and conditions will not include the making of any representations and warranties, indemnities or other similar agreements other than customary representations and warranties with respect to title of the units or shares, as applicable, being sold and authority to sell such units or shares, as applicable, absence of conflicts with applicable law or material agreements of the transferor and customary indemnities related thereto. At least 15 business days prior to each proposed transfer, the Company and the BRS Transferring Investor will notify, or cause to be notified, each Tag-Along Investor in writing of each such proposed transfer. Such notice shall set forth: (i) the name of the transferor and the number of units or shares, as applicable, proposed to be transferred, (ii) the name and address of the proposed purchaser, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by such proposed purchaser and (iv) that the proposed purchaser has been informed of the Tag-Along Right provided for in this
     Section 2(a) and has agreed to purchase units or shares, as applicable, in accordance with the terms hereof.

                (ii) The Tag-Along Right may be exercised by any Tag-Along Investor by delivery of a written notice to the Company or the BRS Transferring Investor proposing to sell units or shares, as applicable, (the "TAG-ALONG NOTICE") within 15 business days following its receipt of the notice specified in the last sentence of the preceding paragraph. The Tag-Along Notice shall state the amount of units or shares, as applicable, that such Tag-Along Investor proposes to include in such transfer to the proposed purchaser determined as aforesaid, plus the amount of additional units or shares, as applicable, if any, that such Tag-Along Investor would be willing to sell to the proposed purchaser in the event that any of the other Tag-Along Investors elect not to exercise their Tag-Along Rights in whole or in part. The maximum amount of additional units or shares, as applicable, that each such Tag-Along Investor shall be entitled to sell, and the proposed purchaser be required to purchase, shall be determined by multiplying the total number of units or shares, as applicable, that, under the formula described in the previous paragraph, Tag-Along Investors could have elected to sell to the proposed purchaser but elected not to so sell, by a fraction, the numerator of which is the total number of units or shares, as applicable, of such class or series of such type of LLC Interests being transferred that are at that time owned by such Tag-Along Investor electing to sell additional units or shares, as applicable, and the denominator of which is the total number of units or shares, as applicable, of such class or series of such type of LLC Interests being transferred that are at that time owned by all Tag-Along Investors who delivered Tag-Along Notices. In the event that the proposed purchaser does not purchase units or shares, as applicable, from the Tag-Along Investors on the same terms and conditions as specified in the notice referred to in the last sentence of the preceding paragraph, then the BRS Transferring Investor and its Related Parties shall not be permitted to Transfer any units or shares, as applicable, to the proposed purchaser in the

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     proposed Transfer. If no Tag-Along Notice is received during the
     15-business day period referred to above (or if such notices do not cover all the units or shares, as applicable, proposed to be transferred to the proposed purchaser), the BRS Transferring Investor and its Related Parties shall have the right, for a 90-day period after the expiration of the 15-business day period referred to above, to transfer the units or shares, as applicable, specified in the notice referred to in the last sentence of the preceding paragraph (or the remaining units or shares, as applicable) on terms and conditions no more favorable to the BRS Transferring Investor than those stated in the Tag-Along Notice and in accordance with the provisions of this Section 2(a).

                (iii) For purposes of this Section 2(a), the Class A Common Units and the Class B Common Units will be deemed to be the same type and class of LLC Interests, whereas each of the Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and Series D Preferred Units will be deemed to be a different series and type of LLC Interests.

                (iv) As used herein, the term "EXEMPT TRANSFER" means (1) transfers by any BRS Investor to its Related Parties; (2) transfers by any BRS Investor's Related Parties to such BRS Investor; (3) transfers since the date of this Agreement by BRS Investors of any units or shares, as applicable, of a class or series of equity interests of the Company not to exceed, in the aggregate, 10% of the number of units or shares, as applicable, of such class or series owned by them as of the date hereof;
     (4) distributions by a BRS Investor to its constituent partners or members proportionate to their interest in the BRS Investor; and (5) transfers by any BRS Investor or any of its Related Parties in a Public Sale; PROVIDED, HOWEVER, that no such transfer (except as set forth in (5) above) shall be an Exempt Transfer unless the transferee agrees in writing to be bound by this Agreement as if such transferee were a BRS Investor with respect to such transferred units or shares, as applicable, by executing a joinder agreement in the form of Exhibit A hereto.

                (v) As used herein, the term "RELATED PARTY" with respect to any BRS Investor means: (A) any parent, controlling stockholder, or a more than 80% owned subsidiary of such BRS Investor; (B) any member of the Family Group of such BRS Investor; or (C) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons holding more than a 80% controlling interest of which consist of such BRS Transferring Investor and/or such other persons or entities referred to in the immediately preceding clauses (A) and (B).

                (vi)   The Investor Transferring LLC Interests pursuant to
     Section 2(a)(i) shall pay its own out-of-pocket expenses incurred in connection with such Transfer and shall take all reasonably necessary and desirable actions as reasonably directed by the BRS Transferring Investor in connection with the consummation of such Transfer, including without limitation executing all applicable purchase agreement documents of transfer subject to the provisions of Section 2(a).

                (vii) The Tag-Along Right provided under this Section 2 shall terminate upon the consummation of a Qualifying Public Offering.

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                (viii) Each Tag-Along Investor shall have Tag-Along Rights with respect to all equity securities of the Company owned by it from time to time, including those acquired after the date hereof, so long as the same are Registrable Securities. The BRS Investors will hold all of their equity securities of the Company subject to the Tag-Along Right, including those acquired after the date hereof except for those equity securities of a class or series of which no securities of such class or series are then held by a Tag-Along Investor.

                (ix) The Company agrees not to effect any Transfer of equity securities of the Company by any BRS Investor until it has received evidence reasonably satisfactory to it that the Tag-Along Right, if applicable to such transfer, has been complied with.

          (b) If any LLC Interests Holder Transfers LLC Interests to an Affiliate and an event occurs which causes such Affiliate to cease to be an Affiliate of such LLC Interests Holder unless, prior to such event, such Affiliate Transfers such LLC Interests back to such LLC Interests Holder, then, in each case, such event or Transfer shall be deemed a Transfer of LLC Interests subject to all of the restrictions on Transfers of LLC Interests set forth in this Agreement, including without limitation, this Section 2.

     SECTION 3. DRAG-ALONG RIGHT.

          (a) If BRS Majority Holders approve a sale of all or substantially all of the Company's assets determined on a consolidated basis or a sale of 85% or more (measured by fair market value) of the aggregate equity interests of the Company at the time owned by the BRS Investors (in either case, whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) or any other transaction which has the same effect as any of the foregoing, to an Independent Third Party or group of Independent Third Parties in a transaction in which (a) more than 50% of the aggregate equity interests of the Company (on a fully diluted basis) are to be transferred and (b) all Holders of the same class or series of LLC Interests that are being Transferred in such transaction are treated identically except as provided below in this Section 3 (each such sale or transaction, an "APPROVED COMPANY SALE"), then each LLC Interests Holder will vote for, consent to and raise no objections against the Approved Company Sale or the process. If the Approved Company Sale is structured as a merger or consolidation, then each LLC Interests Holder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation. If the Approved Company Sale is structured as a Transfer of LLC Interests, then each LLC Interests Holder shall agree to sell all, but not less than all, of his or its LLC Interests and rights to acquire LLC Interests on the same terms and conditions, as applicable to the respective types of LLC Interests to be Transferred by the BRS Majority Holders, it being agreed however, that such terms and conditions will not include the making of any representations and warranties, indemnities or other similar agreements other than representations and warranties with respect to title of the units or shares, as applicable, being sold and authority to sell such units or shares, as applicable, absence of conflicts with applicable law or material agreements of the transferor and indemnities related thereto. Subject to the foregoing, each LLC Interests Holder shall take all necessary or desirable actions in connection with the consummation of an Approved Company Sale as requested by the Board, including, without limitation, executing the applicable documents of transfer. Notwithstanding the

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foregoing, no LLC Interests Holder shall be required to participate in an
Approved Company Sale unless such holder is provided a reasonably acceptable opinion of counsel to the effect that the transfer in connection with such Approved Company Sale is not in violation of the registration or qualification requirements of the federal or applicable state securities laws, or, if such holder is not provided with such an opinion, the Company will indemnify such holder for any such violation.

          (b) Each LLC Interests Holder will bear its own costs incurred in connection with any Approved Company Sale.

          (c) The provisions of this Section 3 shall terminate upon the consummation of a Qualifying Public Offering.

     SECTION 4. LEGEND.

          (a) Each certificate or instrument evidencing LLC Interests originally issued to the Investor and each certificate or instrument issued in exchange for or upon the Transfer of any LLC Interests originally issued to the Investor (if such securities remain LLC Interests after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN INVESTOR RIGHTS AGREEMENT, DATED AS OF JUNE 17, 2002, AS MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG THE ISSUER AND CERTAIN OF THE ISSUER'S EQUITYHOLDERS. THE HOLDER HEREOF IS ENTITLED TO THE BENEFITS OF AND IS SUBJECT TO THE TERMS AND CONDITIONS OF THE INVESTOR RIGHTS AGREEMENT. A COPY OF SUCH INVESTOR RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

          (b) The legend set forth above regarding this Agreement shall be removed from the certificates evidencing any securities which cease to be LLC Interests. Upon the request of any LLC Interests Holder, the Company shall remove the Securities Act portion of the legend set forth above from the certificate or certificates for such LLC Interests (if such LLC Interests are certificated as of such time); PROVIDED, that such LLC Interests are eligible (as reasonably determined by the Company in reliance upon an opinion of counsel to the LLC

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Interests Holder) for sale pursuant to Rule 144(k) (or any similar rule or rules then in effect) under the Securities Act.

     SECTION 5. TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any LLC Interests in violation of any provision of this Agreement or the LLC Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such LLC Interests as the owner of such securities for any purpose.

     SECTION 6. PREEMPTIVE RIGHTS.

          (a) Except in the case of an Exempt Issuance (as defined below), the Company shall not issue (an "ISSUANCE") additional equity securities, or securities convertible into or exchangeable for, or options to purchase, any such equity securities, to any BRS Investor, officer, director or Affiliate of the Company or any BRS Investor unless, prior to such Issuance, the Company notifies the holders of Registrable Securities in writing of the Issuance and grants to the holders of Registrable Securities the right (the "RIGHT") to subscribe for and purchase a portion of such additional equity securities so issued at the same price as issued in the Issuance such that, after giving effect to the Issuance and exercise of the Right (including, if applicable, the issuance of equity securities upon conversion, exchange or exercise of any such security), the equity securities owned by the holders of Registrable Securities (rounded to the nearest whole unit or share, as applicable) shall represent the same percentage of the outstanding equity of the Company as was owned by the holders of Registrable Securities prior to the Issuance. The Right may be exercised by the holders of Registrable Securities at any time by written notice to the Company received by the Company within 15 business days after receipt of notice from the Company of the Issuance (the "ACCEPTANCE PERIOD"), and the closing of the purchase and sale pursuant to the exercise of the Right shall occur at least 15 days after the Company receives notice of the exercise of the Right and prior to or concurrently with the closing of the Issuance.

          (b) To the extent exercise of a Right by the holders of Registrable Securities has not been received within the Acceptance Period, the Company may, at its election, during a period of 90 days following the expiration of the applicable Acceptance Period, issue and sell the remaining equity interests in connection with the Issuance to any officer, director or Affiliate of the Company or any BRS Investor at a price and upon terms not more favorable to such any stockholder, officer, director or Affiliate of the Company or any BRS Investor than those stated in the Company's notice to the holders of Registrable Securities. In the event the Company has not sold any equity interests covered by a Company's notice to the holders of Registrable Securities, to any stockholder, officer, director or Affiliate of the Company or any BRS Investor within such 90-day period, the Company shall not thereafter issue or sell such equity interests to any stockholder, officer, director or Affiliate of the Company or any BRS Investor, without first offering such to the holders of Registrable Securities in the manner provided in this Section 6; PROVIDED, HOWEVER, that failure by the holders of Registrable Securities to exercise its option to purchase with respect to one Issuance and sale of equity interests shall not affect its option to purchase equity interests in any subsequent Issuance.

          (c) EXEMPT ISSUANCES. Notwithstanding the foregoing, the Right shall not apply (i) to any issuance of equity securities (or securities convertible into or exchangeable for, or options to purchase, equity securities) to employees or directors of the Company (other than any director elected by any BRS Investor) or any subsidiary, PROVIDED that the aggregate amount of equity securities so issued shall not exceed the sum of (a) 10% of the aggregate number of Class A Common Units and Class B Common Units outstanding at the close of business on the date hereof plus (b) the amount of any LLC Interests repurchased by the Company from the BRS Investors or any member of the Company's management team (and not reissued thereto), or (ii) to any issuance, pro rata to all holders of equity securities, of equity securities (or securities convertible into or exchangeable for, or options to purchase, equity securities) as a dividend on, subdivision of, or other distribution in respect of, the equity securities (each such issuance, an "EXEMPT ISSUANCE").

          (d) TERMINATION. The provisions of this Section 6 shall terminate upon consummation of a Qualifying Public Offering.

     SECTION 7. REGISTRATION RIGHTS.

          (a)   PIGGYBACK REGISTRATION RIGHTS.

                (i) RIGHT TO PIGGYBACK. Subject to the last sentence of this subsection (i), whenever the Company proposes to register any equity securities (or securities convertible into or exchangeable for, or options to acquire, equity securities) with the Commission under the Act and the registration form to be used may be used for the registration of the Registrable Securities (a "PIGGYBACK REGISTRATION"), the Company will give written notice to the holders of Registrable Securities, at least 30 days prior to the anticipated filing date, of its intention to effect such a registration, which notice will specify the proposed offering price (if available), the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and will, subject to subsection (a)(ii) below, include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 business days after the effectiveness of the Company's notice. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for registration has been received will be registered by the Company and offered to the public in a Piggyback Registration pursuant to this Section 7 on the terms and conditions at least as favorable as those applicable to the registration of shares of equity securities (or securities convertible into or exchangeable or exercisable for equity securities) to be sold by the Company and by any other person selling under such Piggyback Registration.

                (ii) PRIORITY ON PIGGYBACK REGISTRATIONS. If the managing underwriter or underwriters, if any, advise the holders of Registrable Securities in writing that in its or their reasonable opinion that the number or kind of securities proposed to be sold in such registration (including Registrable Securities to be included pursuant to subsection
     (a)(i) above) will materially adversely affect the success of such offering, the Company will include in such registration the number of securities, if any, which, in the opinion of such underwriter or underwriters, or the Company, as the case may be, can be sold as follows:
     (A) first, the securities the Company proposes to sell, (B) second, the securities proposed to be sold by Persons initially requesting such registration, if any (other than any BRS

     Investor), and (C) third, the securities proposed to be sold by any BRS Investor and the Registrable Securities requested to be included in such registration by the holders of Registrable Securities and all other Persons having registration rights with respect to such offering. To the extent that the privilege of including Registrable Securities in any Piggyback Registration must be allocated among the holders of Registrable Securities and other Persons pursuant to clause (B) or (C) above, the allocation shall be made pro rata based on the number of Registrable Securities that each such participant shall have requested to include therein or proposed to be sold by any BRS Investor, as the case may be. If any holder of Registrable Securities is excluded as a result of the foregoing restrictions from registration, then such holder shall be entitled to sell, on a pro rata basis, the excluded Registrable Securities, prior to any other Registrable Securities, pursuant to the underwriters' over-allotment option.

                (iii) SELECTION OF UNDERWRITERS. If any Piggyback Registration is an underwritten offering, the Company will select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing.

          (b)   DEMAND REGISTRATION RIGHTS.

                (i) RIGHT TO DEMAND BY THE HOLDERS OF REGISTRABLE SECURITIES. On any two occasions after 180 days after the first Public Offering, the holders of Registrable Securities holding 33% or more (singly or collectively) of the Registrable Securities issued to the Investor on the date hereof (or any successor security) (collectively, a "DEMANDING GROUP") may, make a written request of the Company for registration with the Commission, under and in accordance with the provisions of the Act, of all or part of their Registrable Securities (a "DEMAND REGISTRATION"); PROVIDED, that (a) the Company need not effect a Demand Registration unless such Demand Registration shall include at least 50% of the Registrable Securities held on the date of such written request by the Demanding Group,
     (b) the Company will not be obligated to effect any Demand Registration within 180 days of the effectiveness of another registration statement, (c) the Company may, if the Board unanimously determines in the exercise of its reasonable judgment that to effect such Demand Registration at such time would have a material adverse effect on the Company, defer such Demand Registration for a single period not to exceed 90 days, and (c) if the Company elects to defer any Demand Registration pursuant to the terms of this sentence, no Demand Registration shall be deemed to have occurred for purposes of this Agreement. Within 10 days after receipt of the request for a Demand Registration, the Company will send written notice (the "NOTICE") of such registration request and its intention to comply therewith to each of the holders of Registrable Securities who are holders of Registrable Securities and, subject to subsection (iii) below, the Company will include in such registration all Registrable Securities of such holder of Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 business days after the effectiveness of the Notice. All requests made pursuant to this subsection
     (b)(i) will specify the aggregate number of Registrable Securities requested to be registered and will also specify the intended methods of disposition thereof.

                (ii) PRIORITY ON DEMAND REGISTRATIONS. If in any Demand Registration, the managing underwriter or underwriters thereof advise the Company in writing that in its or their reasonable opinion the number of securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering without having a material effect on the success of the offering (including, without limitation, an impact on the selling price or the number of Shares that any participant may sell), the Company will include in such registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters (or holders of Registrable Securities, as the case may be) can be sold without having a material adverse effect on the success of the offering as follows:
     (A) first, the Registrable Securities requested to be included in such Demand Registration by the holders of Registrable Securities pro rata among those requesting to be included in such Registration on the basis of the number of securities requested to be included, (B) second, the securities requested to be included in such Demand Registration by all other Persons having registration rights with respect thereto pro rata among those requesting such Registration on the basis of the number of securities requested to be included, and (C) third, securities to be issued and sold by the Company.

                (iii) SELECTION OF UNDERWRITERS. If a Demand Registration is an underwritten offering, the holders of a majority of the Registrable Securities to be included in such Demand Registration held by members of the Demanding Group that initiated such Demand Registration will select a managing underwriter or underwriters of recognized national standing to administer the offering.

                (v) EFFECTIVE REGISTRATION STATEMENT. A demand registration requested pursuant to this Section 7(b) shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective; PROVIDED, HOWEVER, that if such registration does not become effective after the Company has filed it solely by reason of the refusal to proceed by the requesting holders of Registrable Securities (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company), then such registration shall be deemed to have been effected unless such requesting holders shall have elected to pay all registration expenses referred to in Section 7(e) hereof in connection with such registration, (ii) if, after the registration statement that relates to such registration has become effective, such registration statement becomes subject to any stop order, injunction or requirement of the Commission or other governmental agency or court for any reason and such stop order, injunction or requirement is not promptly withdrawn or lifted, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such requesting holders.

          (c) REGISTRATION PROCEDURES. With respect to any Piggyback Registration or Demand Registration (generically, a "REGISTRATION"), the Company will, subject to Sections 7(a)(ii) and 7(b)(iii), as expeditiously as practicable:

                (i) prepare and file with the Commission, within 90 days after mailing the applicable Notice, a registration statement or registration statements, on Form S-3, if available, (the "REGISTRATION STATEMENT") relating to the applicable Registration on any appropriate form under the Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof; PROVIDED that the Company will include in any Registration Statement on a form other than Form S-1 all information that the holders of the Registrable Securities so to be registered shall reasonably request, (PROVIDED that such information is either required by Form S-1 or relevant to the offering) and shall include all financial statements required by the Commission to be filed therewith, cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD"), and use all commercially reasonable efforts to cause such Registration Statement to become effective; PROVIDED FURTHER, that before filing a Registration Statement or prospectus related thereto (a "Prospectus") or any amendments or supplements thereto, the Company will furnish to the holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such holders and underwriters and their respective counsel, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

                (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration Statement effective for the applicable period, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                (iii) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such person or entity) confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by subsection (xiv) below cease to be true and correct, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (F) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

                (iv) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                (v) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                (vi) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one conformed copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                (vii) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such selling holder of Registrable Securities and underwriters may reasonably request; the Company consents to the use of each Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

                (viii) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as any seller or underwriter reasonably requests in writing, considering the amount of Registrable Securities proposed to be sold in each such jurisdiction, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; PROVIDED that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

                (ix) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                (x) use all commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                (xi) upon the occurrence of any event contemplated by subsection (iii)(F) above, prepare a supplement or posteffective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                (xii) cause all Registrable Securities covered by any Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, or cause such Registrable Securities to be authorized for trading on the Nasdaq National Market System if any similar securities issued by the Company are then so authorized, if requested by the holders of a majority of such Registrable Securities or the managing underwriters, if any;

                (xiii) provide a CUSIP number for all Registrable Securities, not later than the effective date of the applicable Registration Statement;

                (xiv) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registration is an underwritten Registration
     (A) make such representations and warranties and indemnities to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (B) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any) addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (C) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; and (D) the Company shall deliver such documents and certificates as may be requested by the managing underwriters, if any, to evidence compliance with subsection (iii)(F) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                (xv) make available for inspection by a representative of any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by the underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; PROVIDED that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order or any regulatory body having jurisdiction;

                (xvi) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods; and

                (xvii) promptly prior to the filing of any document that is to be incorporated by reference into any Registration Statement or Prospectus (after initial filing of the Registration Statement), provide copies of such document to the managing underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request.

          The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the proposed distribution of such securities and the proper name and address of such seller as the Company may from time to time reasonably request in writing.

          Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (iii)(F) of this subsection (c), such holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such holder's receipt of copies of the supplemented or amended Prospectus as contemplated by subsection (xi) of this subsection (c), or until it is advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods referred to in subsection (ii) of this subsection (c) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection (xi) of this subsection (c) or the Advice.

          (d)   RESTRICTIONS ON PUBLIC SALE.

                (i) PUBLIC SALE BY HOLDERS OF REGISTRABLE SECURITIES. To the extent not inconsistent with applicable law, the holders of Registrable Securities, if requested by the managing underwriter or underwriters for any registration statement filed by the Company, agrees not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Act, during the 180-day period (or such shorter period as may be applicable to sales by the Company) beginning on, the effective date of such registration statement and during the 30-business day period following notice of such registration statement.

                (ii) PUBLIC SALE BY THE COMPANY AND OTHERS. If requested by the managing underwriter or underwriters for any underwritten Registration, or by the holders of a majority of the Registrable Securities held by the Persons whose securities are being registered in a Demand Registration that is not being underwritten, (i) the Company will not effect any public sale or distribution of equity securities for their own account (or securities convertible into or exchangeable or exercisable for equity securities) during the 180-day period (or such shorter period as may be agreed to by such underwriters or holders) beginning on, the effective date of such registration statement and during the 30-business day period following notice of such registration statement, and (ii) the Company will assist the underwriters to cause each other holder of equity securities (or securities convertible into or exchangeable for, or options to purchase, equity securities) purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period described in (A) above (except as part of such Registration, if otherwise permitted).

                (iii) OTHER REGISTRATIONS. If the Company has previously filed a Registration Statement with respect to Registrable Securities, and if such previous Registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities (or securities convertible into or exchangeable for, or options to purchase, equity securities) under the Act (except on Form S-8 or any similar successor form), whether on its own behalf or at the request of any holder or holders of equity securities (or securities convertible into or exchangeable or exercisable for equity securities), until a period of at least six months has elapsed from the effective date of such previous Registration; PROVIDED, that if the Company and holders of 50% or more of the aggregate number of Registrable Securities included in such previous Registration shall agree in writing, such period may be shortened.

          (e)   REGISTRATION EXPENSES.

                (i) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, including, without limitation, all registration and filing fees, the fees and expenses of the counsel and accountants for the Company (including the expenses of any "cold comfort" letters and special audits required by or incident to the performance of such persons), all other costs and expenses of the Company incident to the preparation, printing and filing under the Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or "blue sky" laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), the costs and expenses of listing the Registrable Securities for trading on a national securities exchange or authorizing them for trading on the Nasdaq National Market System and all other costs and expenses incurred by the Company in connection with any Registration hereunder; PROVIDED, that, except as otherwise provided in subsection (ii) below, the Company shall not bear the costs and expenses of the holders of Registrable Securities for underwriters' commissions, brokerage fees, transfer taxes, or the fees and expenses of any counsel, accountants or other representative retained by the holders of Registrable Securities.

                (ii) Notwithstanding the foregoing and except as provided below, in connection with each Registration hereunder, the Company will reimburse holders of Registrable Securities being registered in any Registration hereunder for the reasonable out-of-pocket expenses, including the reasonable fees and disbursements of not more than one counsel, which counsel shall be chosen by the majority in interest of the holders of Registrable Securities requesting such registration.

          (f)   INDEMNIFICATION.

                (i) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, to the full extent permitted by law, the holder of Registrable Securities and each of its respective officers, directors and agents and each person who controls any of them (within the meaning of the Act and the Exchange Act), against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of a Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to the holder of Registrable Securities furnished in writing to the Company by such holder of Registrable Securities or its representative specifically for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities; PROVIDED, HOWEVER, if pursuant to an underwritten public offering of Registrable Securities, the Company and any underwriters enter into an underwriting or purchase agreement relating to such offering that contains provisions relating to indemnification and contribution between the Company and such underwriters, such provisions shall be deemed to govern indemnification and contribution as between the Company and such underwriters.

                (ii) INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. In connection with any registration in which the holders of Registrable Securities is participating, the holders of Registrable Securities will furnish to the Company in writing such information with respect to the holders of Registrable Securities as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, the directors and officers of the Company signing the Registration Statement and each person who controls the Company (within the meaning of the Act and the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement or Prospectus or preliminary Prospectus (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such holder of Registrable Securities so furnished in writing by such holders of Registrable Securities specifically for inclusion therein. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information with respect to such persons or entities so furnished in writing by such persons or entities or their representatives specifically for inclusion in any Prospectus or Registration Statement.

                (iii) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person or entity entitled to indemnification hereunder will (A) give prompt written notice to the indemnifying party after the receipt by the indemnified party of a written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party will claim indemnification or contribution pursuant to this Agreement; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding clauses (i) and (ii), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice as determined by a final determination by a court of competent jurisdiction and (B) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will be required to consent to the entry of any judgment or to enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                (iv) CONTRIBUTION. If for any reason the indemnification provided for in the preceding clauses (i) and (ii) is unavailable to an indemnified party as contemplated by the preceding clauses (i) and (ii), then the indemnifying party in lieu of indemnification shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, PROVIDED that such holder of Registrable Securities shall not be required to contribute in an amount greater than the difference between the net proceeds received by such holder of Registrable Securities with respect to the sale of any LLC Interests and any successor securities and all amounts already contributed by such holder of Registrable Securities with respect to such claims, including amounts paid for any legal or other fees or expenses incurred by such holder of Registrable Securities.

          (g) RULE 144. The Company agrees that at all times after it has filed a registration statement pursuant to the requirements of the Act relating to any class of equity securities of the Company, it will file in a timely manner all reports required to be filed by it pursuant to the Act and the Exchange Act and will take such further action as any holder of Registrable Securities may reasonably request in order that such holder may effect sales of Shares pursuant to Rule 144. At any reasonable time and upon request of the Investor, the Company will furnish the holders of Registrable Securities and others with such information as may be necessary to enable the holders of Registrable Securities to effect sales of securities pursuant to Rule 144 under the Act and will deliver to the holders of Registrable Securities a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

          (h) PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No holder of Registrable Securities may participate in any underwritten registration hereunder unless the holder of Registrable Securities (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to select the underwriter pursuant to Sections 7(a)(iii) and 7(b)(iv) above, and, subject to the provisions of Section 2, (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

          (i) OTHER REGISTRATION RIGHTS. The Company will not grant to any person (including the Investor) any demand or piggyback registration rights with respect to the equity securities of the Company (or securities convertible into or exchangeable for, or options to purchase, equity securities) other than piggyback registration rights that are not inconsistent with the terms of this
Section 7. To the extent that the Company grants to any person registration rights with respect to any securities of the Company having provisions more favorable to the holders thereof than the provisions contained in this Agreement, the Company will confer comparable rights to the holders of Registrable Securities under this Agreement.

     SECTION 8. LIMITATION ON COMPANY ACTIVITIES. At all times during the term of this Agreement, the Company shall not (i) hold any material assets other than
(a) the equity interests of H&E Equipment Services and (b) books, records, permits, licenses, qualifications and other similar corporate assets necessary for the preservation of its corporate or limited liability company existence, or
(ii) incur any indebtedness for borrowed money unless the net proceeds of such incurrence are concurrently contributed to the capital of, or used to purchase equity interests in, H&E Equipment Services.

     SECTION 9. NON-VOTING OBSERVER.

          (a) GENERALLY. So long as TCW collectively owns at least $10.0 million in aggregate principal amount of the Notes they will be entitled to designate one observer (a "NON-VOTING OBSERVER") selected by TCW to be present at all meetings of the Board, all committees and subcommittees thereof, and the board of directors or any other governing body (and all committees and subcommittees thereof) of any existing or future, direct or indirect subsidiary of the Company (collectively, the "GOVERNANCE MEETINGS"). Such observer shall be notified of any Governance Meetings, including such meeting's time and place, in the same manner as directors of the Company, and shall have the same access to information concerning the business and operations of the Company or the applicable subsidiary as the applicable Board members and on the same terms and shall be entitled to participate in discussions and consult with, and make proposals and furnish advice to, the Board, without any right to vote on any matter brought before the Board whatsoever; PROVIDED, HOWEVER, that the Board or similar managing body of the relevant subsidiary of the Company, as the case may be, shall be under no obligation to take any action with respect to any proposals made or advice furnished by any Non-Voting Observer, other than to give due consideration thereto.

          (b) EXPENSES. All reasonable travel expenses incurred by a Non-Voting Observer or a representative in order to attend any Governance Meetings shall be reimbursed by the Company from time to time promptly on demand.

          (c) REPRESENTATIVE. In the event that, after receiving proper notice of a Governance Meeting, any Non-Voting Observer determines that he or she is unable to attend such meeting, TCW shall have the right to designate a representative to attend and observe such meeting on behalf of such Non-Voting Observer who shall be entitled to participate in the same manner as the Non-Voting Observer set forth in Section 8(a) above.

    SECTION 10. AMENDMENT AND WAIVER. No modification or amendment of any provision of this Agreement shall be effective against the LLC Interests Holders or the Company unless such modification or amendment is approved in writing by
(i) the Company, (ii) BRS Majority Holders and (iii) the holders of Registrable Securities holding a majority of the Registrable Securities then outstanding; and any amendment to which such written consent is obtained will be binding upon the Company and each LLC Interests Holder. No waiver of any provision of this Agreement shall be effective against any LLC Interests Holder unless such waiver is approved in writing by such LLC Interests Holder. No waiver of any provision of this Agreement shall be effective against the Company unless such waiver is approved in writing by the Company. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Each LLC Interests Holder shall remain a party to this Agreement only so long as such person is the holder of record of LLC Interests.

    SECTION 11. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

    SECTION 12. SUCCESSORS, ASSIGNS AND TRANSFEREES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, legatees, successors and assigns including any party to which any holder of Registrable Securities transferred or sold his or its Registrable Securities. Each transferee of LLC Interests from a party hereto or Permitted Transferee thereof shall take such LLC Interests subject to the same restrictions and the same rights as existed in the hands of the transferor except that Securities sold in a Public Offering shall no longer be subject to any of the provisions of this Agreement.

    SECTION 13. SPECIFIC PERFORMANCE, ETC. The Company and the LLC Interests Holders, in addition to being entitled to exercise all rights provided herein, in the Company's LLC Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

    SECTION 14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal law of the State of New York.

    SECTION 15. INTERPRETATION. The headings of the sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

    SECTION 16. NOTICES. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail (return receipt requested) postage prepaid to the parties at the following addresses (or at such other address for any party as shall be specified by like notice, PROVIDED that notices of a change of address shall be effective only upon receipt thereof). Notices sent by mail shall be effective five days after mailing.

          (a)   If to the Company, at:

                H&E Holdings L.L.C.
                11110 Mead Road, Second Floor
                Baton Rouge, Louisiana  70816
                Attention:  Chief Executive Officer
                Tel: (225) 298-5230
                Fax: (225) 298-5382

                With a copy, which shall not constitute notice, to:

                Bruckmann, Rosser, Sherrill & Co., Inc.
                126 East 56th Street, 29th Floor
                New York, New York 10022
                Attention: Bruce Bruckmann and Rice Edmonds
                Tel: (212) 521-3700
                Fax: (212) 521-3799

                and

                Kirkland & Ellis
                153 East 53rd Street
                New York, New York 10022
                Attention:  W. Brian Raftery, Esq.
                Tel: (212) 446-4800
                Fax: (212) 446-4900

                and

                Taylor, Porter, Brooks & Phillips, L.L.P.
                Bank One Center
                451 Florida Boulevard, 8th Floor
                Baton Rouge, Louisiana 70821
                Attention:  J. Ashley Moore, Esq.
                Tel: (225) 381-0218
                Fax: (225) 346-8049

                and

                Kesler & Rust
                2000 Beneficial Life Tower
                36 South State Street
                Salt Lake City, Utah 84111
                Attention:  Joseph C. Rust, Esq.
                Tel: (801) 532-8000
                Fax: (801) 531-7965

          or such other address, telecopy number or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

          (b)   If to the holders of Registrable Securities Investor, at:

                its address as shown in the
                stock register of the Company

                With a copy, which shall not constitute notice, to:

                Latham & Watkins
                885 Third Avenue, Suite 1000
                New York, New York 10022
                Attention:  Kirk A. Davenport, Esq.
                Tel: (212) 906-1284
                Fax: (212) 751-4864

    SECTION 17. RECAPITALIZATIONS, EXCHANGE, ETC. AFFECTING THE COMPANY'S LLC INTERESTS. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the LLC Interests, to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) that may be issued in respect of, in exchange for, or in substitution of the LLC Interests and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

    SECTION 18. INSPECTION AND COMPLIANCE WITH LAW. Copies of this Agreement will be available for inspection or copying by the holders of Registrable Securities at the offices of the Company through the Secretary of the Company. The Company shall take all reasonable action to insure that the provisions of laws of the State of New York relating to agreements similar to this Agreement are promptly complied with.

    SECTION 19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, by the original parties hereto and any successor in interest, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

    SECTION 20. TERMINATION. This Agreement will automatically terminate and be of no further force or effect immediately after the consummation of an Approved Company Sale.

    SECTION 21. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

    SECTION 22. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

    SECTION 23. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

    SECTION 24. VENUE; SUBMISSION TO JURISDICTION. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE SUPREME COURT OF THE STATE OF NEW YORK AND EACH PARTY TO THIS AGREEMENT HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURT FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO HIM OR IT AT THE ADDRESS AS PROVIDED IN SECTION 14 HEREOF. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH HE OR IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

    SECTION 25. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

    SECTION 26. TIME OF THE ESSENCE; COMPUTATION OF TIME. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a Saturday, Sunday, or any date on which commercial banks in the State of New York are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date first above written.

                                 H&E HOLDINGS L.L.C.


                                 By: /s/ John M. Engquist
                                    --------------------------------------------
                                    Name:  John M. Engquist
                                    Title: Chief Executive Officer and President

       IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date first above written.

                                 H&E HOLDINGS L.L.C.


                                 By: /s/ John M. Engquist
                                    --------------------------------------------
                                    Name:  John M. Engquist
                                    Title: Chief Executive Officer and President


                                 BRSEC CO- INVESTMENT, LLC


                                 By: /s/ Rice Edmonds
                                    --------------------------------------------
                                    Name:  Rice Edmonds
                                    Title: Secretary


                                 BRSEC CO- INVESTMENT II, LLC


                                 By: /s/ Rice Edmonds
                                    --------------------------------------------
                                    Name:  Rice Edmonds
                                    Title: Secretary


                                 CREDIT SUISSE FIRST BOSTON CORPORATION


                                 By: /s/ Jana Ernakovich
                                    --------------------------------------------
                                    Name: Jana Ernakovich
                                    Title: Vice President

                                                                      SCHEDULE 1

                  LIST OF EQUITY SECURITIES AND HOLDERS THEREOF

                                                 Series A         Series B        Series C          Series D
                 Name and Member             Preferred Units  Preferred Units  Preferred Units  Preferred Units
-------------------------------------------  ---------------  ---------------  ---------------  ---------------
BRSEC Co-Investment, LLC                         10,500.000        9,200.000       20,814.929               --
BRSEC Co-Investment II, LLC                              --       10,882.282       42,484.581       17,200.000
John M. Engquist                                         --               --        3,500.000       15,714.251
Kristan Engquist Dunne                                   --        1,756.171               --          822.000
Wheeler Investments, Inc.                                --        1,600.000        3,578.750       10,390.000
Don Wheeler                                              --        3,800.000        8,556.142               --
Southern Nevada Capital Corporation                      --          800.000        1,606.639               --
Bagley Family Investments, L.L.C.                        --               --               --               --
Kenneth Sharp, Jr.                                       --               --               --               --
Siegfried Wallin                                         --               --               --               --
The Connor Family Trust                                  --               --               --               --
The McClain Family Revocable Trust                       --               --               --               --
C/J Land & Livestock L.P.                                --               --               --               --
John and Ellen Williams Limited Partnership              --               --               --               --
Robert G. Williams Limited Partnership                   --               --               --               --
Credit Suisse First Boston Corporation              552.632        1,475.708        4,239.002        2,612.962
                                             ---------------  ---------------  ---------------  ---------------
                      Total                      11,052.632       29,514.161       84,780.043       46,739.213
                                             ===============  ===============  ===============  ===============

                                                 Class A         Class B
                 Name and Member              Common Units     Common Units
-------------------------------------------  --------------   --------------
BRSEC Co-Investment, LLC                       785,000.0000               --
BRSEC Co-Investment II, LLC                  1,245,000.0000               --
John M. Engquist                                         --   1,170,300.0000
Kristan Engquist Dunne                                   --      74,700.0000
Wheeler Investments, Inc.                                --     261,560.7810
Don Wheeler                                              --       2,174.9643
Southern Nevada Capital Corporation                      --     164,325.5681
Bagley Family Investments, L.L.C.                        --      85,813.7130
Kenneth Sharp, Jr.                                       --      44,561.5525
Siegfried Wallin                                         --      28,955.9663
The Connor Family Trust                                  --      24,235.9744
The McClain Family Revocable Trust                       --      16,474.0928
C/J Land & Livestock L.P.                                --      32,299.1292
John and Ellen Williams Limited Partnership              --      32,299.1292
Robert G. Williams Limited Partnership                   --      32,299.1292
Credit Suisse First Boston Corporation          106,842.105      103,684.211
                                             --------------   --------------
                      Total                   2,136,842.105    2,073,684.211
                                             ==============   ==============

                                                                       EXHIBIT A

                               FORM OF JOINDER TO
                            INVESTOR RIGHTS AGREEMENT

          THIS JOINDER to the Investor Rights Agreement, dated as of June __, 2002, by and among H&E Holdings L.L.C., a Delaware limited liability company (the "COMPANY"), and certain securityholders of the Company (the "AGREEMENT"), is made and entered into as of _________ by and between the Company and _________________ ("HOLDER"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

          WHEREAS, Holder has acquired certain [SERIES A/B/C/D PREFERRED UNITS/CLASS [A/B] COMMON UNITS] from _____________ and the Agreement and/or the Company require Holder, as a holder of such [SERIES A/B/C/D PREFERRED UNITS/CLASS [A/B] COMMON UNITS], to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

                    (A) AGREEMENT TO BE BOUND. Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a [BRS INVESTOR/INVESTOR/MANAGEMENT INVESTOR/OTHER INVESTOR] and an LLC Interests Holder for all purposes thereof. In addition, Holder hereby agrees that all Preferred Units and all Common Units held by Holder shall be deemed LLC Interests for all purposes of the Agreement.

                    (B) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors, heirs and assigns and Holder and any subsequent LLC Interests Holder and the respective successors, heirs and assigns of each of them, so long as they hold any LLC Interests.

                    (C) COUNTERPARTS. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                    (D) NOTICES. For purposes of Section 14 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

                         [NAME]
                         [ADDRESS]

                    (E) GOVERNING LAW. This Joinder shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any rules, principles or provisions of choice of law or conflict of laws.

                    (F) DESCRIPTIVE HEADINGS. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

          IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Investor Rights Agreement as of the date set forth in the introductory paragraph hereof.

                                      H&E HOLDINGS L.L.C.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     [HOLDER]


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title: